UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 15, 2006

FISCHER IMAGING CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-19386	36-2756787
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

370 Interlocken Blvd

Suite 400

Broomfield, Colorado

80021

(Address of Principal Executive Offices)

(Zip Code)

(303) 452-6800

(Registrant’s Telephone Number, Including Area Code)

12300 North Grant Street
Denver, Colorado 80241
(Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 1.01  Entry into a Material Definitive Agreement.

On June 15, 2006, Fischer Imaging Corporation (“Fischer”) entered into amendments (the “Amendments”) to its Independent Contractor Agreements, each dated as of December 2, 2005, as amended on March 7, 2006, with Steven L. Durnil, its President and Chief Executive Officer, and David Kirwan, its Vice President and Chief Financial Officer.  The Amendments extend the term of the Independent Contractor Agreements from June 30, 2006 until September 30, 2006, so that Mr. Durnil and Mr. Kirwan will continue in their respective positions as independent contractors of Fischer until September 30, 2006 unless the Independent Contractor Agreements, as amended, are extended or earlier terminated.  In addition, the compensation for David Kirwan was reduced to $3,100.00 per week.  All other provisions of the Independent Contractor Agreements remain unchanged.

ITEM 9.01     Financial Statements and Exhibits

(c)  Exhibits

                The following Exhibits are filed as part of this report:

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 2 to Independent Contractor Agreement, dated June 15, 2006, between Fischer and Steven L. Durnil.
10.2	Amendment No. 2 to Independent Contractor Agreement, dated June 15, 2006, between Fischer and David Kirwan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISCHER IMAGING CORPORATION

Date: June 20, 2006	By:	/s/ DAVID KIRWAN
David Kirwan
VP and CFO

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION
10.1	Amendment No. 2 to Independent Contractor Agreement, dated June 15, 2006, between Fischer and Steven L. Durnil.
10.2	Amendment No. 2 to Independent Contractor Agreement, dated June 15, 2006, between Fischer and David Kirwan.